                          THIRD AMENDMENT TO LEASE AGREEMENT


     This Third Amendment to Lease Agreement (this "Third Amendment") is entered into by and between CIIF ASSOCIATES II LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Landlord") and SOFTWARE SPECTRUM, INC., a Texas corporation formerly known as The Software Store, Inc. (hereinafter called "Tenant").

                                     WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated May 1, 1990 (the "Original Lease"), wherein Landlord leased to Tenant approximately fifty-one thousand one hundred forty-five (51,145) square feet of rentable area in the building known as 2140 Merritt Drive, Garland, Texas (the "Building"), all as more fully described in the Lease (the "Premises"); and

     WHEREAS, Landlord and Tenant amended the Original Lease pursuant to the terms and provisions of that certain First Amendment to Lease Agreement dated March 31, 1995 (the "First Amendment") executed by Landlord and Tenant; and

     WHEREAS, Landlord and Tenant further amended the Original Lease pursuant to the terms and provisions of that certain First Addendum to Lease Agreement dated July 31, 1996 (the "Second Amendment") executed by Landlord and Tenant (the Original Lease, as amended by the First Amendment and the Second Amendment, is herein referred to as the "Lease"); and

     WHEREAS, desire to further amend the Lease in accordance with the terms and conditions set forth below;

     NOW, THEREFORE, for and in consideration, of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein having the meanings ascribed to them in the Lease unless specifically defined herein):

     1. The term of the Lease is hereby extended to expire on March 31, 2007. Tenant has no further options to renew or extend the term of the Lease.

     2. Effective as of April 1, 1998, the monthly installments of Base Rent due and payable under the Lease shall be as follows:

          (a) from April 1, 1998 through March 31, 2000, the monthly Base Rental shall equal Seventeen Thousand Six Hundred Two and 40/100 Dollars ($17,602.40);

          (b) from April 1, 2000 through March 31, 2004, the monthly Base Rental shall equal Twenty-One Thousand Ninety-Seven and 31/100 Dollars ($21,097.31); and

          (c) from April 1, 2004 through March 31, 2007, the monthly Base Rental shall equal Twenty-two Thousand Eight Hundred Two and 15/100 Dollars ($22,802.15).

     3. The parking area for the Premises is hereby increased to include the area described on EXHIBIT A attached hereto (the "Leased Parking Area"). From and after May 1, 1998, in addition to the Base Rent due under Paragraph 2.A. of the Lease, Tenant shall pay to Landlord monthly as Additional Rent due under the Lease, One Thousand Five Hundred Nineteen and 41/100 Dollars ($1,519.41) per month. Landlord and Tenant hereby acknowledge that the parties have estimated that the Leased Parking Area will include approximately 77,587 square feet of parking area. Upon completion by Tenant of the Additional Parking Improvements (as hereinafter defined), the parties agree that they shall determine the actual square footage of parking area included in the Leased Parking Area. If the parties determine that the Leased Parking Area contains more than 77,587 square feet of parking area, then such monthly additional parking rent shall be increased by an amount equal to 1/12th of the product of $0.235 multiplied by the number of square feet of parking area actually utilized by Tenant which is in excess of 77,587 square feet. Tenant shall not be entitled to a decrease in the monthly additional parking rent if the Leased Parking Area contains less than 77,587 square feet of parking area. Tenant's use of the Leased Parking Area shall be subject to the following terms and conditions:

          (a) After Tenant's completion of the Additional Parking Improvements, Tenant shall maintain the Leased Parking Area in good condition.

          (b) Tenant shall pay all Taxes, utility costs, insurance costs, and maintenance costs regarding the Leased Parking Area; accordingly, Tenant's proportionate share for purposes of calculating Tenant's obligations under Paragraph 2.C under the Lease as to the Leased Parking Area shall be 100%.

          (c) Tenant shall defend, indemnify, and hold Landlord harmless from and against all liabilities, claims, and expenses (including, without limitation, reasonable attorney's fees and expenses) arising as a result of Tenant's use of the Leased Parking Area, except for those arising from Landlord's negligence or wilful misconduct.

          (d) Tenant may not construct any alteration or place any signs on the Leased Parking Area without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, Tenant may install signage on the Leased Parking Area to the extent such signage is reasonably necessary to identify Tenant's use of the Leased Parking Area and provided such signage is approved by Landlord and complies with all applicable laws, ordinances and restrictions affecting the Leased Parking Area.

          (e) The Leased Parking Area shall only be used for the parking of motor vehicles by Tenant, Tenant's employees, customers and visitors. In no event will any boat, camper, trailer, truck larger than a one-ton pickup or any other vehicle be parked or stored on the Leased Parking Area. The Leased Parking Area shall not be used for the repair or restoration of any motor vehicle, boat, camper, trailer or other vehicle, except for emergency repairs, and then only to the extent necessary to enable is movement to a proper repair facility. Tenant's use of the Leased Parking Area shall comply at all times with all deed restrictions, zoning ordinances and other laws applicable to Tenant's use of the Leased Parking Area.

          (f) Tenant may not assign its right to use the Leased Parking Area or assign its rights under this Paragraph 3, other than in connection with an assignment of the entire Lease.

     4. Landlord shall provide Tenant with an allowance (the "Improvement Allowance") in an amount of One Hundred Fifty-Three Thousand Four Hundred Thirty-Five and No/100 Dollars ($153,435.00) to be applied to the reimbursement of the cost of constructing additional parking improvements (the "Additional Parking Improvements") in the Leased Parking Area. The Additional Parking Improvements shall include, without limitation, increasing the number of parking spaces on the Leased Parking Area by a minimum of 160 parking spaces and paving at least 60,000 square feet of additional parking area in the Leased Parking Area. The Additional Parking Improvements shall be constructed of materials that are substantially similar to the materials used in constructing the existing parking improvements currently utilized by Tenant. The Additional Parking Improvements shall be completed on or before December 31, 1998. Landlord shall advance the Improvement Allowance to Tenant for reimbursements of the Additional Parking Improvements constructed by Tenant within thirty (30) days following delivery by Tenant to Landlord of sufficient documentation and lien releases to evidence payment in full of all work related to such Additional Parking Improvements. All such improvements shall be constructed by Tenant in accordance with the terms and provisions of the Lease. In addition, Tenant shall pay Landlord a construction management fee equal to five percent (5%) of the cost of the Additional Parking Improvements. In the event the Improvement Allowance is not fully advanced by Landlord by January 31, 1999, any unadvanced portion of the Improvement Allowance may be utilized by Tenant to reimburse Tenant for actual costs and expenses incurred in connection with the completion of any leasehold improvements installed by Tenant in the Premises by Tenant, but only to the extent such leasehold improvements are approved by Landlord.

     5. Except for Tenant's preferential right to lease additional space in the Building as set forth on EXHIBIT B attached hereto, Landlord has no further rights to lease additional space in the Building.

     6. Tenant shall have the right to lease additional parking area in accordance with the terms and conditions of EXHIBIT C attached hereto.

     7. By its execution of this Third Amendment, Tenant acknowledges and agrees that all leasehold improvements and tenant finish in the Premises are in good and satisfactory condition acceptable to Tenant. Tenant acknowledges that it accepts the Premises in their present condition, i.e. "AS IS" and "WITH ALL FAULTS," subject to any latent defects of which Tenant is unaware as of the date of Tenant's execution of this Third Amendment. Notwithstanding the foregoing, Landlord shall remain responsible for any subsequent repairs required to portions of the Building for which Landlord is responsible under the terms of the Lease.

     8. Landlord agrees to pay to The Industrial Group ("Landlord's Broker") a real estate brokerage commission as set forth in a separate listing agreement between Landlord and Landlords' Broker and agrees to pay The Staubach Company ("Tenant's Broker") a real estate brokerage commission as set forth in a separate commission agreement between Landlord and Tenant's Broker. Tenant hereby represents and warrants to Landlord that it has not employed any other agents, brokers or other such parties in connection with the extension of the lease term pursuant to the terms and conditions of this Third Amendment, and Tenant agrees that it shall hold Landlord harmless from and against any and all claims of all agents, brokers or other such parties claiming by, through or under Tenant.

     9. The Lease, as amended by this Third Amendment, is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this Third Amendment shall control over any conflicts between the terms of the Lease and the terms of this Third Amendment.

     10. The Lease, as amended by this Third Amendment, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, are hereby superseded and merged herewith.

                     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Third Amendment may be executed by the parties hereto on separate multiple counterparts, each of which shall be deemed to be an original, executed to be effective as of the 20th day of April, 1998.

                         "Landlord"

                         CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By: AEW Advisors, Inc., a Massachusetts corporation, its managing general partner

                              By:  /s/  Mark A. Albertson
                                   -------------------------------------------
                              Name:     Mark A. Albertson
                                   -------------------------------------------
                              Title:    Vice President
                                    ------------------------------------------

                              "Tenant"

                              SOFTWARE SPECTRUM, INC.,
                              a Texas corporation




                              By:  /s/  Robert D. Graham
                                   -------------------------------------------
                              Name:     Robert D. Graham
                                   -------------------------------------------
                              Title:    Vice President & General Counsel
                                    ------------------------------------------

                                      EXHIBIT A

                          DESCRIPTION OF LEASED PARKING AREA

                                    EXHIBIT "A"
                                LEASING PARKING AREA
                               SOFTWARE SPECTRUM, INC.

                                [PARKING AREA LAYOUT]

                                      EXHIBIT B

                         TENANT'S PREFERENTIAL RIGHT TO LEASE


     1. Subject to the preferential rights of other tenants in the Building which are included in any lease executed hereafter as to which Tenant fails or elects not to exercise its Preferential Rights under this EXHIBIT B, during the term of the Lease, and subject to the terms and conditions set forth below, Tenant shall have a right of first opportunity (the "Preferential Right") to lease that certain space identified on EXHIBIT B-1 attached hereto ("Additional Space"), prior to the Additional Space being leased to any third party other than Coats Aloe. Landlord shall deliver written notice (the "Offer Notice") to Tenant when Landlord enters or intends to enter serious negotiations with a third party to lease all or any portion of the Additional Space (and Landlord's good faith determination of whether serious negotiations have been entered or are about to be entered shall be conclusive and binding upon the parties). The Offer Notice shall include a floor plan of the subject Additional Space, and shall state the date on which the Additional Space shall be included in the Premises, the Base Rental Rate for such space, and the other basic terms and conditions upon which Landlord is willing to lease such space (including, without limitation, the term, renewal and expansion options, and other preferential rights, the number of parking spaces and rates therefor, the basis upon which operating expenses will be charged to the tenant, and if Tenant's right to the subject Additional Space will be subject to expansion or renewal rights held by other tenants). The Preferential Right shall apply only with respect to the entire Additional Space offered by Landlord to Tenant, and may not be exercised with respect to only a portion thereof. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Additional Space, within ten days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Additional Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Additional Space is to be included in the Premises including the Additional Space in the Premises, on the same terms as the Lease except that:

          (a) the monthly Base Rent for such space shall be the monthly Base Rent identified in the Offer Notice; and

          (b) the lease term for the Additional Space shall be for the lease term identified in the Offer Notice.

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord shall have a period of one hundred eighty (180) days after delivery of the Offer Notice to lease the Additional Space to third parties on such terms as Landlord may elect, in its sole and absolute discretion, except that in no event shall the effective rental rate (taking into consideration all amounts to be paid by Tenant to Landlord thereunder, such as annual Base Rent and additional, together with all allowances and monetary concessions (such as tenant improvement allowance and free rent) to be provided by Landlord to Tenant) in such lease be less than ninety-five percent (95%) of the effective rental rate offered to Tenant in the Offer Notice, and the foregoing preferential right shall be of no further force or effect with respect to such portion of the Additional Space until such lease and any renewal or extension rights thereunder expire or are terminated. If Landlord does not enter into such a lease of the Additional Space within said one hundred eighty (180) day period, then Tenant shall again have a Preferential Right as set forth in this EXHIBIT B. If Landlord enters into a lease with a third party for the Additional Space, then the parking spaces designated as the "New Tenant Parking" on the second page of this EXHIBIT B shall be available for the exclusive use of such third party, and Tenant shall no longer have any rights to use such parking spaces.

     2. The Preferential Right of Tenant to lease the Additional Space as provided for herein can be exercised only if, at the time of such exercise of the Preferential Right and upon the date the portion of the Additional Space referenced in the Offer Notice is to be included in the Premises, (a) Tenant is not in default under the Lease beyond any applicable grace period and (b) Tenant is in possession of the entire Premises. In the event that either of such conditions is not satisfied and is not waived by Landlord in its sole and absolute discretion, Tenant's Preferential Right shall be terminated and of no further force and effect. Tenant's Preferential Right shall terminate if (1) the Lease or Tenant's right to possession of the Premises is terminated or (2) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises.

     3. Notwithstanding the foregoing, Tenant's preferential right under this EXHIBIT B shall be subject and subordinate to any renewal or extension of the occupancy of the existing tenant of the Additional Space, Coats Aloe.

                                      EXHIBIT C

                               EXPANSION PARKING OPTION


     1. Subject to the terms and conditions of this EXHIBIT C, Tenant shall have the additional option ("Expansion Parking Option"), by providing written notice thereof to Landlord (the "Expansion Parking Election Notice"), at any time on or before October 1, 2006, to include under the Lease all or any portion of the land identified on EXHIBIT C-1 attached hereto (the "Expansion Parking Area"). The amount of the Expansion Parking Area to be included under the Lease pursuant to the Expansion Parking Option shall be identified by Tenant in the Expansion Parking Election Notice. The actual portion of the EXHIBIT C-1 land to be included under the Lease pursuant to the Expansion Parking Option shall be designated by Landlord, provided, however, it shall have access to Merritt Drive and shall have a reasonable configuration (the "Expansion Parking Space"). If Tenant timely delivers the Expansion Parking Election Notice, then (a) Landlord shall promptly pave the Expansion Parking Area so that it may be used for the parking of motor vehicles and (b) Tenant and Landlord shall execute an amendment to the Lease acknowledging Tenant's leasing of the Expansion Parking Area on the terms and conditions of the Lease, except as follows:

          (a) the monthly Base Rent for the Expansion Parking Space shall equal the sum of (1) the product of the number of square feet in the Expansion Parking Space and 235 divided by 12 and (2) the amount of the monthly installment of principal and interest that would be payable on a hypothetical loan whose principal balance equaled all hard and soft costs incurred by Landlord in paving the Expansion Parking Space (including, without limitation, geotechnical studies, survey costs, and consultant costs), whose interest rate is 12%, and which is payable in equal monthly installments for purposes of making such calculation, the number monthly installments of the hypothetical loan shall equal the number of full calendar months remaining in the Term after the Expansion Parking Space Commencement Date (as hereinafter defined). Tenant's obligation to commence paying monthly Base Rent on such Expansion Parking Space shall commence upon substantial completion of Landlord's paving of the Expansion Parking Space (the "Expansion Parking Space Commencement Date").

          (b) After completion of the paving to the Expansion Parking Space, Landlord shall maintain the Expansion Parking Space in good condition; however Landlord shall have no obligation to make any repairs with respect to the Expansion Parking Space unless and until Tenant has delivered to Landlord notice of the need therefor.

          (c) Tenant shall pay all Taxes, utility costs, insurance costs, and maintenance costs regarding the Expansion Parking Space; accordingly, Tenant's proportionate share for purposes of calculating Tenant's obligations under Paragraph 2.C under the Lease as to the Expansion Parking Space shall be 100%.

          (d) Tenant shall defend, indemnify, and hold Landlord harmless from and against all liabilities, claims, and expenses (including, without limitation, reasonable attorney's fees and expenses), except for those arising from Landlord's negligence or wilful misconduct.

          (e) Tenant may not construct any alteration or place any signs on the Expansion Parking Space without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, Tenant may install signage on the portion of the Expansion Parking Space then being leased by Tenant to the extent such signage is reasonably necessary to identify Tenant's use of such Expansion Parking Space and provided such signage is approved by Landlord and complies with all applicable laws, ordinances and restrictions affecting the Expansion Parking Space.

          (f) The Expansion Parking Space shall only be used for the parking of motor vehicles by Tenant, Tenant's employees, customers and visitors. In no event will any boat, camper, trailer, truck larger than a one-ton pickup or any other vehicle be parked or stored on the Expansion Parking Spaces. The Expansion Parking Space shall not be used for the repair or restoration of any motor vehicle, boat, camper, trailer or other vehicle, except for emergency repairs, and then only to the extent necessary to enable is movement to a proper repair facility. Tenant's use of the Expansion Parking Space shall comply at all times with all deed restrictions, zoning ordinances and other laws applicable to Tenant's use of the Expansion Parking Space.

          (g) The term for the Expansion Parking Space shall be coterminous with the Term.

          (h) Tenant may not assign its right to use the Expansion Parking Space or assign its rights under this Exhibit, other than in connection with an assignment of the entire Lease.

     2. The Expansion Parking Option of Tenant as provided for herein can be exercised only if, at the time of such exercise of the Expansion Parking Option, Tenant is not in default under the Lease beyond any applicable grace period. In the event that such condition is not satisfied and is not waived by Landlord in its sole and absolute discretion, Tenant's Expansion Option shall be terminated and of no further force and effect. Tenant's Expansion Option shall terminate if
(a) the Lease or Tenant's right to possession of the Premises is terminated, or
(b) Tenant fails to timely exercise its Expansion Parking Option under this EXHIBIT C, time being of the essence with respect to Tenant's exercise thereof. Tenant shall not have the right to assign its Expansion Parking Option to any sublessee of the Premises, nor may any such sublessee exercise such Expansion Parking Option.

     3. Tenant may exercise its Expansion Parking Option on one or more occasions, provided that any Expansion Parking Election Notice must be delivered to Landlord on or before October 1, 2006. Each exercise of Tenant's Expansion Parking Option shall be treated independently of any previous exercise by Tenant of the Expansion Parking Option for all purposes hereunder, including, without limitation, the determination of the monthly Base Rent and the Expansion Parking Space Commencement Date attributable to the portion of the Expansion Parking Area identified in the Expansion Parking Election Notice.

                                   EXHIBIT "C"
                            EXPANSION PARKING AREA
                           SOFTWARE SPECTRUM, INC.




                            [PARKING AREA LAYOUT]